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                                                                   Exhibit 99.14



                               CANWEST MEDIA INC.

                              31ST FLOOR, TD CENTRE
                               201 PORTAGE AVENUE
                               WINNIPEG, MANITOBA
                                 CANADA R3B 3L7

April 3, 2003

CanWest International Corp.
c/o Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

Dear Sirs/Mesdames:

APPOINTMENT OF CANWEST INTERNATIONAL CORP. AS AGENT FOR SERVICE OF PROCESS

Reference is made to the trust indenture dated April 3, 2001 (the "Trust Indenture") among CanWest Media Inc. (the "Issuer"), the guarantors named therein and the Bank of New York as trustee (the "Trustee").

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Indenture.

Pursuant to Section 12.09 of the Indenture, the Issuers hereby irrevocably designate and appoint CanWest International Corp., a Delaware corporation, and any successor entity, at the address noted above, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes, the Guarantees or the Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or as trustee under the Indenture), and CanWest International Corp. hereby accepts such designation and appointment. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Issuer, on its behalf and on behalf of the Guarantors, at its address as set forth in the Indenture, but the failure of Issuer or the Guarantors to have received such copy shall not affect in any way the service of such process.

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                                                                          Page 2

                                    CANWEST MEDIA INC., ON BEHALF OF THE ISSUERS

                                    By: /s/ JOHN MAGUIRE
                                        ---------------------------------------
                                        Name:  John Maguire
                                        Title: Authorized Signing Officer

                                    Acknowledged and Accepted:

                                    CANWEST INTERNATIONAL CORP.

                                    By: /s/ THOMAS C. STRIKE
                                        ----------------------------------------
                                        Name:  Thomas C. Strike
                                        Title: Director

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                               CANWEST MEDIA INC.

                              31ST FLOOR, TD CENTRE
                               201 PORTAGE AVENUE
                               WINNIPEG, MANITOBA
                                 CANADA R3B 3L7

April 3, 2003

CanWest International Corp.
c/o Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

Dear Sirs/Mesdames:

APPOINTMENT OF CANWEST INTERNATIONAL CORP. AS AGENT FOR SERVICE OF PROCESS

Reference is made to the purchase agreement dated March 31, 2003 (the "Purchase Agreement") among Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corp., Bank of America Securities LLC and TD Securities (USA) Inc. (the "Initial Purchasers"), CanWest Media Inc. (as issuer) and the guarantors named therein.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 20 of the Purchase Agreement, the Issuers have irrevocably designated and appointed CanWest International Corp., a Delaware corporation, and any successor entity, at the address noted above, as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Purchase Agreement, the Securities or the Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and CanWest International Corporation hereby accepts such designation and appointment. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company, on its behalf and on behalf of the other Issuers, at its address as set forth in the Purchase Agreement, but the failure of Company or the other Issuers to have received such copy shall not affect in any way the service of such process.

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                                                                          Page 2

                                    CANWEST MEDIA INC., ON BEHALF OF THE ISSUERS

                                    By: /s/ JOHN MAGUIRE
                                        ----------------------------------------
                                        Name:  John Maguire
                                        Title: Authorized Signing Officer

                                    Acknowledged and Accepted:

                                    CANWEST INTERNATIONAL CORP.

                                    By: /s/ THOMAS C. STRIKE
                                        ----------------------------------------
                                        Name:  Thomas C. Strike
                                        Title: Director